Exhibit 10.3

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

2016 OMNIBUS INCENTIVE PLAN

PERFORMANCE SHARE UNIT AWARD GRANT NOTICE AND

PERFORMANCE SHARE UNIT AWARD AGREEMENT

Innovative Industrial Properties, Inc., a Maryland corporation (the “Company”), pursuant to its 2016 Omnibus Incentive Plan (the “Plan”), hereby grants to the individual listed below (“Participant”) an award of performance share units (the “Units”) with respect to the number of shares of common stock of the Company (the “Shares”) set forth below. This award (this “Award”) is subject to all of the terms and conditions as set forth herein, in the Performance Share Unit Award Agreement attached hereto as Exhibit A (the “Performance Share Unit Agreement”) and in the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in this Grant Notice and the Performance Share Unit Agreement shall have the same defined meanings specified in the Plan.

Participant:	____________________________
Grant Date:	________ ___, 20__
Target Units:	_______ Units
Maximum Units:	_______ Units
Vesting Schedule:	Subject to the terms of the Performance Share Unit Agreement, the Units shall vest on the date and in the percentages set forth on Exhibit B attached hereto.

By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Performance Share Unit Agreement and this Grant Notice. Participant has reviewed the Performance Share Unit Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Performance Share Unit Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Performance Share Unit Agreement.

INNOVATIVE INDUSTRIAL PROPERTIES, INC.		PARTICIPANT

By:		By:
Print Name:		Print Name:
Title:

Address:	11440 West Bernardo Ct, Ste 100	Address:
San Diego, CA 92127

CONSENT OF SPOUSE

I, _________, spouse of ___________, have read and approve this Grant Notice and the attached Performance Share Unit Agreement and Vesting Schedule. In consideration of granting to my spouse the performance share units relating to shares of the common stock of Innovative Industrial Properties, Inc. set forth in this Grant Notice, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under this Grant Notice and agree to be bound by the provisions of this Grant Notice insofar as I may have any rights in said Grant Notice, any performance share units or any shares of the common stock of Innovative Industrial Properties, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Grant Notice.

Dated: _______ __, 20__
Signature of Spouse

EXHIBIT A

TO Performance SHARE UNIT AWARD GRANT NOTICE

performance SHARE UNIT AWARD AGREEMENT

Pursuant to the Performance Share Unit Award Grant Notice (“Grant Notice”) to which this Performance Share Unit Award Agreement (this “Agreement”) is attached, Innovative Industrial Properties, Inc., a Maryland corporation (the “Company”), has granted to Participant the number of performance share units (the “Units”) under the Company’s 2016 Omnibus Incentive Plan (the “Plan”) indicated in the Grant Notice. The Units are subject to the terms and conditions of the Plan which are incorporated herein by reference. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

ARTICLE I

AWARD OF UNITS

1.1            Grant of Units. Pursuant to the Plan and subject to the terms and conditions of this Agreement, effective on the Grant Date, the Company irrevocably grants to Participant the number of Units set forth in the Grant Notice in consideration of Participant’s continued employment with or service to the Company or one of its Subsidiaries. Prior to actual issuance of any Shares, the Units and this Agreement represent an unsecured obligation of the Company, payable only from the general assets of the Company.

1.2            Vesting. The Award shall vest in accordance with Exhibit B to the Grant Notice.

ARTICLE II

SETTLEMENT OF UNITS

2.1            Settlement Mechanics.

(a)            Time of Settlement. Subject to the terms and conditions of the Plan and this Agreement and to any deferral election Participant has made pursuant to the terms of the Company’s Nonqualified Deferred Compensation Plan (or any successor deferred compensation plan thereto), the Company shall distribute one Share to Participant (or in the event of Participant’s death, to his or her estate) in settlement of each vested Unit, if any, as soon as practicable following the later of the Vesting Date (as defined in Exhibit B to the Grant Notice) and the date the Administrator determines the number of Units that have been earned in accordance with Exhibit B to the Grant Notice, but in no event later than thirty (30) days following the Vesting Date.

(b)            Taxes. As a condition of receiving this award of Units, Participant agrees to pay to the Company upon demand such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes due by reason of the grant, vesting or settlement of, or by reason of any other event relating to, the Units. However, Participant may elect to have the Company satisfy such withholding obligations by withholding a number of Shares otherwise issuable hereunder having a Fair Market Value on the date the tax obligation arises equal to the amount to be withheld; provided, however, that the amount to be withheld may not exceed the total maximum statutory tax rates associated with the transaction to the extent needed for the Company to avoid adverse accounting treatment. If Participant does not make the payment or election described in the foregoing, then the Company or an affiliate may withhold such taxes from other amounts owed to the Participant or may choose to satisfy the withholding obligations by withholding Shares otherwise issuable hereunder in accordance with the preceding sentence.

(c)            Generally. Shares issued under this Agreement shall be issued to Participant or Participant’s beneficiaries, as the case may be, at the sole discretion of the Administrator, in either (i) uncertificated form, with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement; or (ii) certificated form. Unless otherwise determined by the Administrator or provided in this Agreement, all distributions in respect of the Units shall be made by the Company in the form of whole Shares. In no event will fractional shares be issued upon settlement of the Units. In lieu of any fractional Share, the Company shall make a cash payment to Participant equal to the Fair Market Value of such fractional Share on the date the Units are settled pursuant to this Section 2.1.

2.2            Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares upon settlement of the Units prior to fulfillment of all of the conditions set forth in this Agreement and the Plan.

ARTICLE III

RESTRICTIONS

3.1            Transfer Restriction. No Units or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. In addition, notwithstanding anything to the contrary herein, the Participant agrees and acknowledges that (a) with respect to any Shares issued hereunder that have not been registered under the Securities Act of 1933, as amended (the “Act”), he or she will not sell or otherwise dispose of such Shares except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and a legend will be placed on the certificates for the Shares to such effect, and (b) the Participant agrees not to sell any Shares acquired under this Agreement other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale.

3.2            Rights as Stockholder; Dividend Equivalents. Participant shall not have any rights of a stockholder with respect to the Shares subject to the Units (including, without limitation, any voting rights or any right to dividends) until the Shares have been issued hereunder. If, however, after the Grant Date set forth in the Grant Notice and prior to the settlement date, a record date with respect to a cash dividend on the Shares occurs, then on the date that such dividend is paid to Company stockholders Participant shall accrue “dividend equivalents” in an amount equal to the dividends that would have been paid to Participant if Participant owned a number of Shares equal to the maximum number of outstanding Units hereunder as of such record date. Such dividend equivalents shall be deemed reinvested in additional Units on the ex-dividend date based on the Fair Market Value of a Share on such date, and such additional Units shall be earned and vested only to the extent the underlying Units with respect to which the dividend equivalents were credited are also earned and vested. Such additional Units shall also be subject to the same terms and conditions (including vesting and forfeiture provisions set forth in Exhibit B), and be paid at the same time, as the underlying Units with respect to which the dividend equivalents were credited.

3.3            Ownership Limit and REIT Status. Notwithstanding anything to the contrary herein, Shares shall not be issued or paid hereunder if the issuance or payment of such Shares would likely result in any of the following:

(a)            a violation of the restrictions or limitations on ownership provided for from time to time under the terms of the organizational documents of the Company; or

(b)            income to the Company that could impair the Company’s status as a real estate investment trust, within the meaning of Sections 856 through 860 of the Code.

ARTICLE IV

TAXATION REPRESENTATIONS

Participant represents to the Company the following:

(a)            Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)            Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment (which payment may be made in cash, by deduction from other compensation payable to Participant or in any form of consideration permitted by the Plan) of any sums required by federal, state or local tax law to be withheld with respect to the issuance or other event with respect to the Units or Shares. The Company shall not be obligated to issue any Shares or deliver any stock certificate representing Shares to Participant or Participant’s legal representative, or, if the Shares are held in book entry form, to remove the notations on the book form, unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the issuance or other event with respect to the Units or Shares.

ARTICLE V

Miscellaneous

5.1            Governing Law; Limitation on Actions. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Maryland, without giving effect to principles of conflicts of law. Any legal action or proceeding with respect to this Agreement and all acts and transactions pursuant hereto may only be brought and determined in (a) a court sitting in the State of California, and (b) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial. In accordance with Section 17(g) of the Plan, any legal action or proceeding with respect to this Agreement and all acts and transactions pursuant hereto, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

5.2            Entire Agreement; Enforcement of Rights. This Agreement and the Plan set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge all prior discussions between them. Subject to Section 14(c) of the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.

5.3            Bound by Plan; Interpretation. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions therein. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan (as such may be amended from time to time in accordance with the terms of the Plan), the applicable terms and provisions of the Plan will govern.

5.4            Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

5.5            Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by electronic mail (with return receipt requested and received) or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified, if to the Company, at its principal offices, and if to Participant, at Participant’s address, electronic mail address or fax number in the Company’s records or as subsequently modified by written notice.

5.6            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.7            Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The Company may assign its rights under this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company without the prior written consent of Participant. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.

5.8            Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.9            No Right to Continued Service. EXCEPT AS MAY BE PROVIDED IN ANY EMPLOYMENT AGREEMENT WITH THE PARTICIPANT, THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE UNITS PURSUANT TO SECTION 2.1 HEREOF IS EARNED ONLY BY CONTINUING SERVICE TO THE COMPANY, OR ONE OF ITS SUBSIDIARIES AS AN “AT WILL” EMPLOYEE OR CONSULTANT OF THE COMPANY, OR ONE OF ITS SUBSIDIARIES OR A NON-EMPLOYEE DIRECTOR OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR FOR SUCH PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE COMPANY’S, OR ANY OF ITS SUBSIDIARIES’ RIGHT TO TERMINATE THE PARTICIPANT’S EMPLOYMENT OR SERVICE TO THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

5.10            No Right to Future Awards. The grant of the Award is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Future grants, if any, will be at the sole discretion of the Company. In addition, the value of the Award is an extraordinary item of compensation outside the scope of any employment contract. As such, the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the underlying Stock is unknown and cannot be predicted with certainty.

5.11             Section 409A. Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”). The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.

5.12             Vesting Provisions Supersede. Participant acknowledges and agrees that the provisions of this Agreement concerning vesting and settlement supersede, as to the Units, any contrary terms of any severance or change of control agreement or plan to which the Participant is or becomes a party or in which the Participant is or becomes a participant that purports to govern the vesting of Participant’s equity-based awards generally.

EXHIBIT B

TO Performance SHARE UNIT AWARD GRANT NOTICE

vesting schedule

Capitalized terms used in this Exhibit B and not defined in Section 4 below shall have the meanings given them in the Grant Notice and the Agreement to which this Exhibit B is attached.

1.            Performance Vesting. Provided that Participant has remained continuously employed with or in service to the Company or its Subsidiaries from the Grant Date until the Vesting Date, such number of Units shall vest as determined by multiplying (a) the Target Units set forth in the Grant Notice by (b) the Performance Multiplier determined as follows (rounded to the nearest whole Unit):

Average Relative TSR Rank	Performance Multiplier*
At or Above 80th percentile	150%
55th percentile	100%
25th percentile	33.3%
Below 25th percentile	0%

*The Performance Multiplier will be linearly interpolated for performance between levels.

The Company’s Average Relative TSR Rank for the Performance Period is determined by taking the numeric average of (a) the Company’s Relative TSR Rank calculated using the Peer Group as the comparator group and (b) the Company’s Relative TSR Rank calculated using the REIT Index Group as the comparator group. Notwithstanding the foregoing, if the Company’s TSR is negative, then the Performance Multiplier may not exceed 100%.

Notwithstanding anything to the contrary herein, in no event shall the Units that vest under this Award have an aggregate Fair Market Value as calculated on the Vesting Date greater than 800% of the aggregate Fair Market Value of the Target Units set forth in the Grant Notice as calculated on the Grant Date (the “Value Cap”), and the number of Units that would otherwise vest shall be reduced to the extent necessary to prevent such Value Cap from being exceeded.

Any Units that do not vest as a result of the Company’s Average Relative TSR Rank, or that are prevented from vesting as a result of the application of the Value Cap, shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall have no further right or interest in or with respect to such portion of the Award or such Units.

2.            Effect of Termination of Employment.

2.1            If Participant’s employment or service with the Company and its Subsidiaries terminates before the Vesting Date as a result of Participant’s death, termination by the Company without Cause or resignation by Participant for Good Reason, or, in the case of a Participant who is party to a Severance and Change of Control Agreement with the Company, the Participant’s Disability or Qualifying Retirement, then Participant shall continue to be eligible to earn the Units hereunder as though Participant’s employment or service had not terminated, provided that if Participant’s termination date occurs before the 12-month anniversary of the Grant Date, then the Participant’s Target Units will be reduced to the product of (i) the Target Units set forth in the Grant Notice, multiplied by (ii) a fraction, the numerator of which is the number of full months between the Grant Date and the Participant’s termination date, and the denominator of which is 12.

2.2            If Participant’s employment or service terminates before the Vesting Date for any reason other than those set forth in Section 2.1, then the Award and the Units shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall have no further right or interest in or with respect to such portion of the Award or Units.

3.            Change of Control.

3.1            Upon a Change of Control, the Administrator will determine the Average Relative TSR Rank and the Performance Multiplier using the table set forth in Section 1 and the corresponding number of Units that are earned. However, the earned Units will continue to be subject to a requirement of continued employment or service and will vest on the Vesting Date only if Participant remains employed or in service with the Company and its Subsidiaries (or their successor in the Change of Control) through such date, except as otherwise provided in Section 3.2; provided that such requirement of continued employment or service shall not apply to the earned Units if the purchaser, successor or surviving entity in the Change of Control (or parent thereof) does not agree to continue, assume or replace this Award in the Change of Control.

3.2            Notwithstanding Section 3.1, if, following a Change of Control, Participant’s employment or service terminates before the Vesting Date due to Participant’s death, termination by the Company without Cause or resignation by Participant for Good Reason, or, in the case of a Participant who is party to a Severance and Change of Control Agreement with the Company, the Participant’s Disability or Qualifying Retirement, then Participant shall vest in such Units as of Participant’s termination date, and such vested Units shall be settled in accordance with Section 2.1 of the Agreement following the Vesting Date as though Participant’s employment or service had continued through the Vesting Date.

4.            Holding Period. Participant agrees to hold any Shares issued in settlement of vested Units, less any Shares withheld to satisfy federal, state, or local income or other tax withholding due in connection with this Award (the “Net Shares”), and not to sell, transfer or otherwise dispose of such Net Shares, until after the first anniversary of the Vesting Date. Following the first anniversary of the Vesting Date, the Participant may sell, transfer or otherwise dispose of the Net Shares, subject to and in compliance with any applicable limitations, restrictions or requirements under the Plan, the Grant Notice, the Agreement, any agreement with the Company or any applicable Company policy.

5.            Definitions.

5.1            “Adjusted End Price” means the average adjusted closing stock price (i.e., the price assuming that dividends are reinvested in additional shares of stock as of the ex-dividend date) over the twenty (20) trading days ending on the last day of the Performance Period.

5.2            “Good Reason” has the same meaning as set forth in Participant’s Severance and Change of Control Agreement with the Company, or if no such agreement exists, then it shall mean the occurrence of any of the following events without Participant’s prior written consent or subsequent ratification in writing: (a) a material diminution in Participant’s authority, duties or responsibilities, (b) a material diminution of Participant’s annual base salary, or (c) a material change in the geographic location at which Participant must perform Participant’s duties and responsibilities. However, Participant will not be considered to have terminated for Good Reason unless Participant provides notice to the Company of the condition giving rise to Good Reason within ninety (90) days of the initial existence of such condition and provides the Company with thirty (30) days to cure such condition before terminating employment.

5.3            “Disability” shall have the meaning as set forth in the applicable Severance and Change of Control Agreement of the Participant.

5.4            “Grant Date” is the date set forth in the Grant Notice as the grant date of the Award.

5.5            “Measurement Date” means the first to occur of (a) December 31, 2024, or (b) the trading day immediately preceding the date on which a Change of Control occurs.

5.6            “Peer Group” means the companies listed in the table below, provided that if a company meets either of the following criteria, then it shall be excluded from the Peer Group for all purposes: (i) during the Performance Period, the company makes a public disclosure of its intent or agreement to enter into a merger or sale with another company, it will not remain the survivor of said merger or sale, and the transaction has not been consummated at the end of the Performance Period; or (ii) it is not listed on a securities exchange for the entire applicable Performance Period; provided, however, that a company that becomes de-listed due to bankruptcy during the applicable Performance Period will be included with TSR equal to negative one hundred percent (-100%).

Agree Realty Corporation
Broadstone Net Lease, Inc. Class A
Easterly Government Properties, Inc.
EPR Properties
Essential Properties Realty Trust, Inc.
Four Corners Property Trust, Inc.
Gaming & Leisure Properties, Inc.
Getty Realty Corp.
Gladstone Commercial Corporation
Global Net Lease Inc.
Industrial Logistics Properties Trust
Lexington Realty Trust
Monmouth Real Estate Investment Corporation Class A
National Retail Properties, Inc.
NewLake Capital Partners, Inc.
One Liberty Properties, Inc.
PS Business Parks, Inc.
Realty Income Corporation
Safehold, Inc.
Spirit Realty Capital, Inc.
STAG Industrial, Inc.
STORE Capital Corporation
Terreno Realty Corporation
VEREIT, Inc. Class A
VICI Properties Inc.
W.P. Carey Inc.

5.7            “Performance Period” means the period beginning on January 11, 2022 and ending on the Measurement Date.

5.8            “Qualifying Retirement” shall have the meaning as set forth in the applicable Severance and Change of Control Agreement of the Participant.

5.9            “REIT Index Group” means companies that are included in the FTSE Nareit All Equity REIT Index as of the first day of the Performance Period, but excluding the Company, provided that, if a company meets either of the following criteria, then it shall be excluded from the REIT Index Group for all purposes: (i) during the Performance Period, a company makes a public disclosure of its intent or agreement to enter into a merger or sale with another company, it will not remain the survivor of said merger or sale, and the transaction has not been consummated at the end of the Performance Period; or (ii) a company is not listed on a securities exchange for the entire Performance Period; provided, however, that a company that becomes de-listed due to bankruptcy during the applicable Performance Period will be included with TSR equal to negative one hundred percent (-100%).

5.10            “Relative TSR Rank” means the Company’s TSR compared to the TSR of a comparator group (either the Peer Group or REIT Index Group), calculated as follows:

(a)  rank the companies in the comparator group (excluding the Company) from highest to lowest TSR, with the company with the highest TSR being assigned the rank of 1.

(b)  calculate the percentile rank of (i) the company in the comparator group with the TSR closest to, but greater than, the Company’s TSR (the “Above Company”), and (ii) the company in the comparator group with the TSR closest to, but less than, the Company’s TSR, using the equation below (the “Below Company”):

where “N” equals the total number of companies in the comparator group and “R” is the company’s ranking within the comparison group.

(c)  calculate the Company’s Relative TSR Rank using the equation below:

where “Pabove” and “TSRabove” equals the percentile rank and TSR, respectively, for the Above Company, Pbelow” and “TSRbelow” equals the percentile rank and TSR, respectively, for the Below Company, and TSRIIPR equals the Company’s TSR.

Notwithstanding the foregoing, if (i) the Company’s TSR exceeds the TSR of the comparator group company that ranked “1,” then the Company’s Relative TSR Rank will equal 100% with respect to such comparator group, and (ii) if the Company’s TSR is less than the TSR of the comparator group company that ranked last, then the Company’s Relative TSR Rank with respect to such comparator group will equal 0%.

5.11            “Start Price” means the average closing stock price over the twenty (20) trading days starting on the first day of the Performance Period.

5.12            “TSR” or “Total Stockholder Return” means the return a stockholder of a company would earn if the stockholder purchased shares of such company’s common stock at the beginning of the Performance Period, reinvested all dividends paid on such stock during the Performance Period in additional shares, and sold the shares at the end of the Performance Period, calculated according to the following formula:

5.13            “Vesting Date” means December 31, 2024.

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